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                                                                  Exhibit (l)(2)

                    Skadden, Arps, Slate, Meagher & Flom LLP
                              333 West Wacker Drive
                                   Suite 2100
                             Chicago, Illinois 60606



                                                  August 14, 2009



Van Kampen Municipal Opportunity High Income Fund
522 Fifth Avenue
New York, New York 10036

                              Re: Van Kampen Municipal Opportunity High Income Fund - Registration Statement on Form N-2

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Legal opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        Skadden, Arps, Slate, Meagher & Flom LLP